Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement on Form S-8 (No. 0-18849) of The Female Health Company and Subsidiaries of our report, dated November 18, 2004, appearing in this Annual Report on Form 10-KSB of The Female Health Company and Subsidiaries for the year ended September 30, 2004.

                                                                         /s/ McGladrey & Pullen, LLP
Schaumburg, Illinois
December 29, 2004